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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the use in this Registration Statement on Form S-1 of our report dated October 28, 2002 relating to the financial statements and financial statement schedules of Competitive Technologies, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

PricewaterhouseCoopers LLP Stamford, CT March 15, 2004

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  Exhibit 23.2